UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Destination Maternity Corporation
(Name of Registrant as Specified In Its Charter)

Nathan G. Miller Peter O’Malley Holly N. Alden Christopher B. Morgan Marla A. Ryan Anne-Charlotte Windal
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 3, 2018, Nathan G. Miller and Peter O’Malley issued the following press release relating to Destination Maternity Corporation:

INVESTOR GROUP ISSUES OPEN LETTER TO SHAREHOLDERS OF DESTINATION
MATERNITY CORPORATION
NEW YORK – May 3, 2018 – Nathan G. Miller and Peter O’Malley (the “Investors”), collective holders of approximately 9% of the outstanding common stock of Destination Maternity Corporation (Nasdaq: DEST) (“Destination Maternity” or the “Company”), released the following letter to their fellow Destination Maternity shareholders, calling on them to vote the GOLD proxy card in favor of the Investors’ four highly qualified director nominees, Holly N. Alden, Christopher B. Morgan, Marla A. Ryan and Anne-Charlotte Windal (the “Nominees”) to the Board of Directors of the Company at the Company’s 2018 annual meeting of stockholders, scheduled to be held on May 23, 2018:
May 3, 2018

Dear Fellow Stockholder:

We believe that Destination Maternity Corporation (“Destination Maternity” or the “Company”) has tremendous potential—as evidenced by our collective ownership of almost 9% of the Company’s stock.  With our nominees on the Board of Directors of the Company (the “Board”), we believe we can end and reverse the Company’s decline with our turnaround plan and meaningfully improve the value of the Company’s shares.i

Destination Maternity Has Performed “Woefully” In The Last Three Years

Destination Maternity has supposedly been executing on its “turnaround plan” for more than 3 years.ii  Despite the Company’s rhetoric about its supposed plan and its focus on “maintain[ing] a stringent profit focused philosophy,”iii the Company’s financial and operating performance has collapsed.  In fact, the Company hasn’t had a profitable year since 2014.iv  In the last 3 years, Destination Maternity’s:
•	Stock price decreased 84% from $15.44 to $2.38[v]
•	Book value decreased 67% from $9.25 to $2.95vi
•	Revenue decreased 21% (or $111MM) from $517MM to $406MM
•	EBITDA decreased 65% from $36.8MM to $13.0MM
•	Adjusted net income decreased from $10.7MM to in an adjusted net loss of -$10.2MM (and GAAP net income decreased from $10.5MM to a GAAP net loss of -$21.6MM)
•	Positive cash balance of $13MM decreased $48MM to a net debt position of -$35MMvii

And the Board hasn’t just presided over these disastrous operating results.  It’s also presided over a breakdown in its responsibility to hold management accountable and adhering to corporate governance best practices:
•	Management missed its incentive targets in each of the last 7 yearsviii
•	The Board failed to align executive compensation with performanceix
•	The Board and management left many unanswered questions regarding the circumstances of the previous interim CEO’s departure
•	Management failed to appoint a permanent CEO for almost 8 months[x]
•	We recommended adding two highly-qualified female Board members and the Company responded by adding two men
•
The Board failed to act in the interest of all of the Company’s stockholders by refusing to commit to the use of a universal proxy card that would include all of the nominees proposed, regardless of who proposed such nominees

•	The composition of the Board changed three times in a two-week period after the deadline had passed for nominating candidates for election to the Board
•	Two of the Company’s six directors resigned in April
•	The Company delayed delivery of the stockholder lists to us
•
The Board signed a one-sided contract with Orchestra-Prémaman S.A. and Yeled Invest S.A. (collectively, “Orchestra”) that handed Orchestra undue influence over the Company’s governance by giving Orchestra the ability to expand the Board to add a director without being accountable to shareholders at the Annual Meetingxi

The Board and Management Appear to Lack Confidence in the Company
The Board and management team seem to lack confidence that Destination Maternity shares will be worth even $3 in 2018.
•
When Ms. Payner-Gregor became the Company’s interim CEO, she agreed to be paid $620,000 a year in cash (plus a guaranteed cash bonus)—almost 6 times the value of her Destination Maternity stock at the timexii—and did not ask for any of her compensation in stock rather than cash.

•	Chairman of the Board Barry Erdos has chosen to receive 6.5 times more cash than stock as a director in 2017 and after 8 years on the Board owns less than $250,000 of the Company’s stock.xiii
•	Peter Longo has not purchased a share of the Company’s stock since joining the Board.xiv
•	Michael Blitzer has not purchased a share of the Company’s stock since joining the Board.xv
•	Pierre Mestre has expressed to us that he’s on the lookout for an opportunity for Orchestra to exit their investment in Destination Maternity if he can recoup enough of his losses.

We Have A Credible Turnaround Plan That We Believe Our Nominees Can Execute Upon
As one of Destination Maternity’s largest stockholders, our interests are aligned with yours.  We want Destination Maternity to have best-in-class operating performance, earnings growth and corporate governance.  We are not satisfied with performance that ISS criticized in October 2017 as “woeful,”xvi and you shouldn’t be either.
At Destination Maternity’s Annual Meeting on May 23, 2018, you will have the opportunity to elect as directors our four highly qualified nominees.  They will seek to put Destination Maternity on a path to improved performance and hold management accountable for the Company’s continuing underperformance.  Our nominees are:
•
Holly N. Alden – 25 years experience marketing, branding and building lifestyle companies into successful businesses.  Co-Founder of Skullcandy, LLC., Co-Founder of Stance Inc. and Partner at National Snowboard Inc.

•
Christopher B. Morgan – 25 years experience as an equity analyst/investor, advising C-Suite executives of public retailers.  Kingdon Capital Management, L.L.C., Centerline Investments Partners, LP, Karsh Capital Management, LP, and Copper Beech Capital Management Inc..

•
Anne-Charlotte Windal – 20 years experience as a consultant/retail executive driving strategic growth and innovation.  ACW Consulting, LLC, Bernstein Research, The Nerve Group, New York & Company, Inc. and L Brands, Inc.

•
Marla A. Ryan – 25 years experience as a retail executive with Fortune 500 companies building multichannel lifestyle brands.  Lands’ End, Inc., J.Crew, Inc., Brooks Brothers Group, Inc., American Eagle Outfitters, Inc., Abercrombie & Fitch Co. and Gap, Inc.

Our nominees will seek to implement our strategic plan.  We believe our turnaround plan, which seeks to improve margins by rationalizing inventory and cutting wasteful spending, can increase:
•	EBIT/EBITDA margins by 10%;xvii
•	EBIT/EBITDA by $40MM;
•	Cash flow by approximately $40MM;
•	GAAP net income by approximately $30MM; and
•	Incremental EPS by up to $2.00.

WE URGE YOU TO VOTE THE GOLD PROXY CARD AND SUPPORT OUR
FOUR HIGHLY QUALIFIED NOMINEES
You may vote by telephone, Internet or by signing, dating and returning the GOLD proxy card in the postage-paid envelope provided.  Your vote is extremely important.  Please discard any white proxy cards you have received from Destination Maternity.  If you have already returned a white proxy card, you can change your vote simply by signing, dating and returning a GOLD proxy card today.  Only your latest dated proxy card will be counted.
If you have questions about how to vote your shares, please contact Morrow Sodali, our proxy solicitor at (800) 662-5200 or NGM@morrowsodali.com.
We look forward to working constructively with a newly constituted Board and enhanced management team to effect positive change at Destination Maternity for the benefit of all stockholders.  We are not alone in our concerns.  We have spoken with investors that have voiced concerns similar to ours regarding the Company’s and the Board’s failures.  We greatly appreciate this support that we have received so far, and we urge all stockholders to vote for our nominees on the GOLD proxy card so that together we can restore Destination Maternity to its previous greatness.
We greatly appreciate your support at the 2018 Annual Meeting.
Sincerely,

Nathan G. Miller
NGM Asset Management, LLC

Peter O’Malley
Kenosis Capital Partners, LLC

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES OF COMMON STOCK YOU OWN.
If you have any questions or require any assistance in executing your proxy, please contact:

470 West Avenue
Stamford, CT 06902
Call Toll Free: (800) 662-5200
E-mail: NGM@morrowsodali.com

i Based on an expected increase in EBITDA of approximately $40MM and in EPS of approximately $2.00, together with trading multiples of 10x EPS and 6x EBITDA.  Comps based on 2018 multiples for NYSE: ANF; NYSE: AEO; NYSE: TPR; NYSE: EXPR; NYSE: GPS; NYSE: KORS; NYSE: LB; NASDAQ: LULU; NASDAQ: PLCE; and NASDAQ: URBN.
ii Destination Maternity Corp., Press Release (Oct. 5, 2017), available at https://www.sec.gov/Archives/edgar/data/896985/000119312517303520/d466668ddefa14a.htm.  See also Destination Maternity Corp., Quarterly Report (Form 10-Q) (Dec., 1, 2017), at 20, available at https://www.sec.gov/Archives/edgar/data/896985/000156459017024673/dest-10q_20171028.htm.
iii Destination Maternity Reports Fourth Quarter and Fiscal 2017 Results, Destination Maternity Corp., http://investor.destinationmaternity.com/phoenix.zhtml?c=72323&p=irol-newsEarningsArticle&ID=2343394 (“FY2017 Earnings Release”).
iv Destination Maternity Corp., Annual Report (Form 10-K) (Apr. 19, 2018) at F-4, available at https://www.sec.gov/Archives/edgar/data/896985/000156459018008458/dest-10k_20180203.htm (“FY2017 10-K”); Destination Maternity Corp., Annual Report (Form 10-K) (Apr. 14, 2016) at F-5, available at https://www.sec.gov/Archives/edgar/data/896985/000156459016016192/dest-10k_20160130.htm (“FY2015 10-K”).
v Based on the closing share price of the Company’s stock as of September 30, 2014 ($15.44) and March 23, 2018 ($2.38).
vi Based on the book value of $125.5 million and 13.5 million shares outstanding as of September 30, 2014 and book value of $40.7 million and 13.8 million shares outstanding as of February 3, 2018 (the end of fiscal year 2017).  See FY2015 10-K; FY2017 10-K.
vii Based on the Company’s revenue, EBITDA, net income (using the Company’s adjusted net income and GAAP net income) and cash position for the year ended September 30, 2014 and for the year ended February 3, 2018 (fiscal year 2017).  FY2015 10-K; FY2017 10-K; see generally Destination Maternity Reports Fourth Quarter and Fiscal 2017 Results, Destination Maternity Corp., http://investor.destinationmaternity.com/phoenix.zhtml?c=72323&p=irol-newsEarningsArticle&ID=2343394.
viii Destination Maternity Corp., Definitive Proxy Statement (DEFC 14A) (Apr. 23, 2018) at 19, available at https://www.sec.gov/Archives/edgar/data/896985/000119312518126986/d508957ddefc14a.htm (“DEST Proxy Statement”); Destination Maternity Corp., Definitive Proxy Statement (DEF 14A) (Sept. 21, 2017) at 16, available at https://www.sec.gov/Archives/edgar/data/896985/000119312517290538/d379315ddef14a.htm; Destination Maternity Corp., Definitive Proxy Statement (DEF 14A) (Apr. 18, 2016) at 16, available at https://www.sec.gov/Archives/edgar/data/896985/000119312516545057/d126489ddef14a.htm; Destination

Maternity Corp., Definitive Proxy Statement (DEF 14A) (Dec. 16, 2014) at 16, available at https://www.sec.gov/Archives/edgar/data/896985/000119312514443802/d827339ddef14a.htm; Destination Maternity Corp., Definitive Proxy Statement (DEF 14A) (Dec. 13, 2013) at 16, available at https://www.sec.gov/Archives/edgar/data/896985/000119312513473148/d624710ddef14a.htm; Destination Maternity Corp., Definitive Proxy Statement (DEF 14A) (Dec. 14, 2012) at 16, available at https://www.sec.gov/Archives/edgar/data/896985/000119312512502775/d450750ddef14a.htm; Destination Maternity Corp., Definitive Proxy Statement (DEF 14A) (Dec. 15, 2011) at 16, available at https://www.sec.gov/Archives/edgar/data/896985/000119312511341125/d271230ddef14a.htm.
ix DEST Proxy Statement at 16, 21.
x See Destination Maternity Corp., Form 8-K (Sept. 8, 2017), available at https://www.sec.gov/Archives/edgar/data/896985/000119312517280702/d454351d8k.htm.
xi See Nathan G. Miller, Letter to Destination Maternity Corp. Board (Apr. 16, 2018), available at https://www.sec.gov/Archives/edgar/data/896985/000091412118000714/dm43100583-exh_c.htm.
xii Based on the closing share price of the Company’s stock as of January 3, 2018 (the day of Ms. Payner-Gregor’s appointment) ($3.05).  See Destination Maternity Corp., Form 8-K (Jan. 8, 2018), available at https://www.sec.gov/Archives/edgar/data/896985/000119312518005913/d517214d8k.htm.
xiii Based on the closing share price of the Company’s stock as of May 1, 2018 ($2.88).  DEST Proxy Statement at 11, 13.
xiv DEST Proxy Statement at 13.
xv  DEST Proxy Statement at 13.
xvi Institutional Shareholder Services, Inc., ISS Proxy Analysis & Benchmark Policy Voting Recommendations (Destination Maternity Corp.) (Oct. 12, 2017) at 1.
xvii Based on an expected 1000 bps increase in EBITDA margin, 500 bps from cost cutting and 500 bps from price increases.

Certain Information Concerning the Participants
This presentation relates to the Investors’ solicitation of proxies in connection with the 2018 annual meeting (the “Annual Meeting”) of stockholders of the Company.
The Investors have filed a definitive proxy statement and an accompanying GOLD proxy card with the SEC to be used to solicit proxies in connection with the Annual Meeting and the election of a slate of director nominees at the Annual Meeting (the “Solicitation”).
Stockholders are advised to read the definitive proxy statement and any other documents related to the Solicitation because they contain important information, including information relating to the participants in the Solicitation. These materials and other materials filed by the Investors with the SEC in connection with the Solicitation are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by the Investors with the SEC are also available, without charge, by directing a request to the Investors’ proxy solicitor, Morrow Sodali LLC, 470 West Avenue, Stamford, Connecticut 06902 (Call Collect: (203) 658-9400; Call Toll Free: (800) 662-5200; or Email: NGM@Morrowsodali.com).
Nathan G. Miller, Peter O’Malley, Holly N. Alden, Christopher B. Morgan, Marla A. Ryan, and Anne-Charlotte Windal may be deemed “participants” under SEC rules in the Solicitation. Nathan G. Miller and Peter O’Malley may be deemed to beneficially own the equity securities of the Company described in their statement on Schedule 13D initially filed by Mr. Miller with the SEC on December 27, 2017 (the “Schedule 13D”), as it may be amended from time to time. Except as described in the Schedule 13D, none of the individuals listed above has a direct or indirect interest, by security holdings or otherwise, in the Company or the matters to be acted upon, if any, in connection with the Annual Meeting.